UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2023

TRANE TECHNOLOGIES PLC

(Exact name of Registrant as Specified in Charter)

Ireland	001-34400	98-0626632
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Drive

Airside Business Park

Swords Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

+(353)(0)18707400

(registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $1.00 per Share	TT	New York Stock Exchange
5.250% Senior Notes due 2033	TT33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 5, 2023, the Board of Directors (the “Board”) of Trane Technologies plc (the “Company”) elected John Hayes to serve as an independent director on the Company’s Board, effective immediately. Mr. Hayes will serve on the Human Resources and Compensation Committee of the Board and the Sustainability, Corporate Governance and Nominating Committee of the Board.

Mr. Hayes is currently the Chairman of Ball Corporation, a position he has held since April 2013. Mr. Hayes also served as the Chief Executive Officer of Ball Corporation from January 2011 to April 2022.

Mr. Hayes will participate in the non-management director compensation program described on pages 40 through 42 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2022.

There are no arrangements or understandings between Mr. Hayes and any other person pursuant to which Mr. Hayes was elected to the Board. There are no transactions between Mr. Hayes and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Hayes’ appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release of Trane Technologies plc, dated April 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANE TECHNOLOGIES PLC

	By:	/s/ Evan M. Turtz
Date: April 6, 2023		Evan M. Turtz Senior Vice President, General Counsel and Secretary